Exhibit 99(1)

news release

AMERADA HESS CORPORATION	1185 Avenue of the Americas, N.Y., N.Y. 10036

FOR IMMEDIATE RELEASE

AMERADA HESS REPORTS RESULTS FOR THE FOURTH QUARTER OF 2003

     New York, New York....January 28, 2004...Amerada Hess Corporation (NYSE: AHC) reported net income of $68 million for the fourth quarter of 2003 compared with a net loss of $371 million for the fourth quarter of 2002. Results for the fourth quarter of 2002 included an after-tax impairment charge of $530 million ($706 million before income taxes). Net income was $643 million for the year 2003 compared with a loss of $218 million in the corresponding period of 2002. The after-tax results by major operating activity in 2003 and 2002 were as follows (in millions, except per share amounts):

	Three months ended		Year ended
	December 31		December 31

	2003*	2002*(a)	2003*	2002(a)

Exploration and production	$83	$(375)	$414	$(102)
Refining and marketing	55	20	327	85
Corporate	(29)	(7)	(101)	(63)
Interest expense	(41)	(38)	(173)	(165)

Income (loss) from continuing operations	68	(400)	467	(245)
Discontinued operations
Net gains from asset sales	—	—	116	—
Income from operations	—	29	53	27
Income from cumulative effect of accounting change	—	—	7	—

Net income (loss)	$68	$(371)	$643	$(218)

Income (loss) per share from continuing operations (diluted)	$.71	$(4.52)	$5.17	$(2.78)

Net income (loss) per share (diluted)	$.71	$(4.20)	$7.11	$(2.48)

*	Unaudited.

(a)	Reclassified to conform with current period presentation.

     The Corporation’s oil and gas production, on a barrel-of-oil equivalent basis, was 356,000 barrels per day in the fourth quarter of 2003 compared to 434,000 barrels per day in the fourth quarter of 2002. Approximately seventy percent of the decline in production resulted from asset sales and exchanges in connection with the Corporation’s initiatives to reshape its portfolio of producing properties. In the fourth quarter of 2003, the Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $25.34 per barrel, an increase of $.87 per barrel from the fourth quarter of 2002. The average crude oil selling price for the full year of 2003 was $24.80 per barrel, an increase of $.22 per barrel from 2002. The Corporation’s average United States natural gas selling price, including the effect of hedging, was $3.96 per Mcf in the fourth quarter of 2003, a decrease of $.41 per Mcf from the fourth quarter of 2002. The average United States natural gas selling price for the full year of 2003 was $4.02 per Mcf, an increase of $.30 per Mcf from 2002.

     Refining and marketing earnings increased in the fourth quarter and the year 2003 compared with the corresponding periods of 2002, reflecting higher refining earnings and increased income from retail gasoline station operations.

     The following items, on an after-tax basis, are included in net income in the fourth quarter and year of 2003 and 2002 (in millions):

	Three months ended		Year ended
	December 31 (unaudited)		December 31 (unaudited)

	2003	2002	2003	2002

Premiums on bond repurchases	$(19)	$(2)	$(34)	$(6)
Accrued severance and London office lease costs	(9)	—	(32)	—
United States income tax benefit	—	—	30	—
Asset impairments	—	(530)	—	(737)
Gains (losses) from asset sales
Exploration and production	—	13	31	33
Refining and marketing	—	—	(20)	67
Charge for increase in United Kingdom income tax rate	—	—	—	(43)
Reduction in carrying value of refining and marketing intangible assets and accrued severance	—	—	—	(22)

	$(28)	$(519)	$(25)	$(708)

     Capital expenditures for the year 2003 amounted to $1,358 million of which $1,286 million related to exploration and production activities. Capital expenditures for the year 2002 amounted to $1,534 million, including $1,404 million for exploration and production.

	Consolidated Financial Information
	Three months ended		Year ended
	December 31		December 31

	2003*	2002*	2003*	2002

	(In millions, except per share amounts)
Sales and other operating revenues	$3,628	$3,207	$14,311	$11,551

Income (loss) from continuing operations	$68	$(400)	$467	$(245)
Discontinued operations
Net gains from asset sales	—	—	116	—
Income from operations	—	29	53	27
Cumulative effect of accounting change	—	—	7	—

Net income (loss)	$68	$(371)	$643	$(218)

Income (loss) per share from continuing operations (diluted)	$.71	$(4.52)	$5.17	$(2.78)

Net income (loss) per share (diluted)	$.71	$(4.20)	$7.11	$(2.48)

Weighted average number of shares	89.2	88.4 **	90.3	88.2 **

*	Unaudited.
**	Represents basic shares.

     In the preceding discussion, the financial effects of certain transactions are disclosed on an after-tax basis. Management reviews segment earnings on an after-tax basis and uses after-tax amounts in its review of variances in segment earnings. Management believes that after-tax amounts are a preferable method of explaining variances in earnings, since they show the entire effect of a transaction rather than only the pre-tax amount. After-tax amounts are determined by applying the appropriate income tax rate in each tax jurisdiction to pre-tax amounts.

     The following table contains the pre-tax amounts of items included in net income which are shown on an after-tax basis above (in millions):

	Three months ended		Year ended
	December 31		December 31

	2003	2002	2003	2002

Premiums on bond repurchases	$(31)	$(5)	$(58)	$(15)
Accrued severance and London office lease costs	(15)	—	(53)	—
Asset impairments	—	(706)	—	(1,024)
Gains (losses) from asset sales
Exploration and production	—	13	47	41
Refining and marketing	—	—	(9)	102
Reduction in carrying value of refining and marketing intangible assets and accrued severance	—	—	—	(35)

	$(46)	$(698)	$(73)	$(931)

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		Fourth	Fourth	Third
Line		Quarter	Quarter	Quarter
No.		2003	2002(*)	2003

		(A)	(B)	(C)
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$3,628	$3,207	$3,230
	Non-operating income (expense)
2	Gain on asset sales	—	13	—
3	Equity in income of HOVENSA L.L.C	10	4	43
4	Other	(30)	22	23

5	Total revenues and non-operating income	3,608	3,246	3,296

	Costs and Expenses
6	Cost of products sold	2,523	2,052	2,194
7	Production expenses	207	214	207
8	Marketing expenses	201	202	171
9	Exploration expenses, including dry holes and lease impairment	116	110	59
10	Other operating expenses	49	43	44
11	General and administrative expenses	87	61	70
12	Interest expense	69	62	73
13	Depreciation, depletion and amortization	254	265	253
14	Asset impairment	—	706	—

15	Total costs and expenses	3,506	3,715	3,071

16	Income (loss) from continuing operations before income taxes	102	(469)	225
17	Provision (benefit) for income taxes	34	(69)	79

18	Income (loss) from continuing operations	68	(400)	146
	Discontinued operations
19	Net gain from asset sales	—	—	—
20	Income from operations	—	29	—

21	Net income (loss)	68	(371)	146

22	Preferred stock dividends	5	—	—

23	Net income (loss) applicable to common stockholders	$63	$(371)	$146

	Segment Earnings Analysis
24	Exploration and production	$83	$(375)	$124
25	Refining and marketing	55	20	89
26	Corporate	(29)	(7)	(25)
27	Interest expense	(41)	(38)	(42)

28	Income (loss) from continuing operations	68	(400)	146
	Discontinued operations
29	Net gain from asset sales	—	—	—
30	Income from operations	—	29	—

31	Net income (loss)	$68	$(371)	$146

32	Net Cash Provided by Operating Activities (**)	$423	$538	$99

	Capital Expenditures
33	Exploration and production	$328	$303	$298
34	Refining and marketing	14	23	9

35	Total capital expenditures	$342	$326	$307

	At End of Period
36	Total debt	$3,941	$4,992	$4,490

37	Stockholders’ equity	$5,340	$4,249	$4,714

(*) Reclassified to conform with current period presentation.

(**) Includes changes in working capital.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

		Year

Line
No.		2003	2002 (*)

		(A)	(B)
	Income Statement
	Revenues and Non-operating Income
1	Sales and other operating revenues	$14,311	$11,551
	Non-operating income (expense)
2	Gain on asset sales	39	143
3	Equity in income (loss) of HOVENSA L.L.C	117	(47)
4	Other	13	85

5	Total revenues and non-operating income	14,480	11,732

	Costs and Expenses
6	Cost of products sold	9,947	7,226
7	Production expenses	796	736
8	Marketing expenses	709	703
9	Exploration expenses, including dry holes and lease impairment	369	316
10	Other operating expenses	192	165
11	General and administrative expenses	340	253
12	Interest expense	293	256
13	Depreciation, depletion and amortization	1,053	1,118
14	Asset impairment	—	1,024

15	Total costs and expenses	13,699	11,797

16	Income (loss) from continuing operations before income taxes	781	(65)
17	Provision for income taxes	314	180

18	Income (loss) from continuing operations	467	(245)
	Discontinued operations
19	Net gain from asset sales	116	—
20	Income from operations	53	27
21	Cumulative effect of change in accounting principle, net	7	—

22	Net income (loss)	643	(218)

23	Preferred stock dividends	5	—

24	Net income (loss) applicable to common stockholders	$638	$(218)

25	Net Cash Provided by Operating Activities	$1,581	$1,965

	Capital Expenditures
26	Exploration and production	$1,286	$1,404
27	Refining and marketing	72	130

28	Total capital expenditures	$1,358	$1,534

		December 31	December 31
		2003	2002

	Balance Sheet Information
29	Current assets	$3,186	$2,756
30	Investments	1,095	1,622
31	Property, plant and equipment — net	7,978	7,032
32	Other assets	1,724	1,852

33	Total assets	$13,983	$13,262

34	Current portion of long-term debt	$73	$16
35	Other current liabilities	2,596	2,537
36	Long-term debt	3,868	4,976
37	Deferred liabilities and credits	2,106	1,484
38	Stockholders’ equity excluding other comprehensive loss	5,690	4,503
39	Accumulated other comprehensive loss	(350)	(254)

40	Total liabilities and stockholders’ equity	$13,983	$13,262

(*)	Reclassified to conform with current period presentation.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		Fourth	Fourth	Third
Line		Quarter	Quarter	Quarter
No.		2003	2002	2003

		(A)	(B)	(C)
	Operating Data
	Net Production Per Day
	Crude oil — barrels
1	United States	40	48	41
2	United Kingdom	79	110	78
3	Norway	27	25	22
4	Denmark	23	28	24
5	Algeria	19	18	23
6	Equatorial Guinea	18	30	21
7	Gabon	12	9	11
8	Azerbaijan	2	4	2
9	Indonesia	1	3	—
10	Colombia	—	20	—

11	Total	221	295	222

	Natural gas liquids — barrels
12	United States	10	11	12
13	United Kingdom	7	6	4
14	Norway	1	1	1
15	Indonesia and Thailand	2	2	2

16	Total	20	20	19

	Natural gas — mcf
17	United States	213	320	216
18	United Kingdom	339	284	262
19	Norway	28	25	24
20	Denmark	23	39	30
21	Indonesia and Thailand	88	45	59

22	Total	691	713	591

23	Barrels of oil equivalent (*)	356	434	339

	Average Selling Price (including hedging)
	Crude oil — per barrel
24	United States	$25.06	$22.78	$24.33
25	Foreign	25.40	24.77	24.72
	Natural gas liquids — per barrel
26	United States	$24.01	$20.99	$22.00
27	Foreign	24.71	21.80	23.33
	Natural gas — per mcf
28	United States	$3.96	$4.37	$3.53
29	Foreign	3.74	2.52	2.54
	Marketing and Refining — Barrels Per Day
30	Refined products sold	423	402	390

31	Refinery runs (net)	225	196	241

(*)	Includes production from properties classified as discontinued operations of 44 thousand barrels of oil equivalent per day in the fourth quarter of 2002.

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL OPERATING DATA
(IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

		Year

Line
No.		2003	2002

		(A)	(B)
	Operating Data
	Net Production Per Day
	Crude oil — barrels
1	United States	44	54
2	United Kingdom	89	112
3	Norway	24	24
4	Denmark	24	23
5	Algeria	19	15
6	Equatorial Guinea	22	37
7	Gabon	11	9
8	Azerbaijan	2	4
9	Indonesia	1	4
10	Colombia	3	22

11	Total	239	304

	Natural gas liquids — barrels
12	United States	11	12
13	United Kingdom	6	6
14	Norway	1	1
15	Indonesia and Thailand	2	2

16	Total	20	21

	Natural gas — mcf
17	United States	253	373
18	United Kingdom	312	277
19	Norway	26	25
20	Denmark	29	37
21	Indonesia and Thailand	63	42

22	Total	683	754

23	Barrels of oil equivalent (*)	373	451

	Average Selling Price (including hedging)
	Crude oil — per barrel
24	United States	$24.23	$24.04
25	Foreign	24.93	24.69
	Natural gas liquids — per barrel
26	United States	$23.74	$16.12
27	Foreign	24.09	19.09
	Natural gas — per mcf
28	United States	$4.02	$3.72
29	Foreign	3.01	2.26
	Marketing and Refining — Barrels Per Day
30	Refined products sold	419	383

31	Refinery runs (net)	220	181

(*)	Includes production from properties classified as discontinued operations of 13 and 51 thousand barrels of oil equivalent per day in the years of 2003 and 2002, respectively.

Contact: Amerada Hess Corporation — J.R. Wilson (212) 536-8940